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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 8, 2004

ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

5673 Airport Road, Roanoke, Virginia	24012
(Addressof Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                          On September 8, 2004, the Board of Directors of Advance Auto Parts, Inc. appointed Michael N. Coppola as a new director. Mr. Coppola has been with Advance Auto Parts, Inc. since February 2001 and currently serves as its Executive Vice President and Chief Operating Officer.

Item 7.01	Regulation FD Disclosure.

                          Additionally, on September 10, 2004, Advance Auto Parts, Inc. issued a press release announcing that Lawrence P. Castellani, its Chairman and Chief Executive Officer, will retire as Chief Executive Officer effective May 19, 2005 after its annual stockholders’ meeting but will remain Chairman of the Board. Michael N. Coppola has been designated to become its Chief Executive Officer at that time. The press release is attached as Exhibit 99.1 and incorporated by reference herein.

                          Note: The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number

	99.1	Press Release of Advance Auto Parts, Inc. dated September 10, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date September 14, 2004	/s/ Jeffrey T. Gray

(Signature)*
Jeffrey T. Gray Senior Vice President and Chief Financial Officer

* Print name and title of the signing officer under his signature.

EXHIBIT INDEX
Exhibit
Number	Exhibit Description
99.1	Press Release of Advance Auto Parts, Inc. dated September 10, 2004.